UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2022

SHIFTPIXY, INC.
(Exact name of registrant as specified in its charter)

Wyoming	47-4211438
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

501 Brickell Key Drive, Suite 300, Miami, FL	33131
(Address of principal executive offices)	(Zip Code)

(888) 798-9100

(Registrant's telephone number, including area code)

Commission File No. 001-37954

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PIXY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on September 3, 2021, ShiftPixy, Inc. (the “Company”), issued warrants to purchase up to 7,523,511 shares of common stock, with an exercise price per share of $1.595 (the “September 2021 Warrants”), pursuant to a securities purchase agreement, and on January 28, 2022, the Company issued warrants to purchase up to 9,896,906 shares of common stock, with an exercise price of $1.55 (the “January 2022 Warrants”), pursuant to a warrant exercise agreement. The September 2021 Warrants were immediately exercisable and had an expiration date of May 3, 2027. The January 2022 Warrants are exercisable commencing July 28, 2022 and had an expiration date of July 28, 2027.

On July 18, 2022, the Company entered into a warrant exercise agreement (the “Exercise Agreement”) with the holder of the September 2021 Warrants and January 2022 Warrants (the “Exercising Holder”). Pursuant to the Exercise Agreement, the Exercising Holder and the Company agreed that the Exercising Holder would exercise for cash 5,000,000 of its September 2021 Warrants (the “Investor Warrants”). In order to induce the Exercising Holder to exercise the Investor Warrants, the Exercise Agreement (i) amends the September 2021 Warrants and January 2022 Warrants to (a) reduce the exercise price per share of the September 2021 Warrants and January 2022 Warrants to $0.26, (b) extends the expiration date of the September 2021 Warrants to May 3, 2029, and (c) extends the expiration date of the January 2022 Warrants to July 28, 2029 and (ii) provides for the issuance by the Company to the Exercising Holder of new warrants to purchase up to 34,840,834 shares of common stock (the “New Warrants”) (equal to 200% of the sum of the September 2021 Warrants and January 2022 Warrants). The New Warrants are exercisable for a period of seven years commencing upon issuance and have an exercise price per share of $0.26. The Holder agreed to vote the shares issuable upon exercise of the Investor Warrants in favor of a reverse split of the Company’s common stock.

The shares of common stock underlying the September 2021 Warrants were registered for resale pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-259619), originally filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on September 17, 2021, and declared effective on May 3, 2022.

The New Warrants and the shares of common stock issuable upon the exercise of the New Warrants are being offered pursuant to the exemption from registration provided under Section 4(a)(2) under the Securities Act, for transactions not involving a public offering.

The Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Exercising Holder, pursuant to which the Company agreed to register for resale the shares of common stock underlying the New Warrants in accordance with the terms thereof.

The description of terms and conditions of the New Warrants, the Exercise Agreement and the Registration Rights Agreement set forth herein do not purport to be complete and are qualified in their entirety by reference to the full text of the forms of such documents, which are filed as exhibits to this report.

Item 3.02 Unregistered Sale of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the New Warrants and the shares of common stock issuable upon the exercise thereof is hereby incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Form of New Warrant
10.2	Form of Warrant Exercise Agreement
10.3	Form of Registration Rights Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIFTPIXY, INC.

Date: July 19, 2022	By:	/s/ Scott W. Absher
Scott W. Absher
Chief Executive Officer